EXHIBIT 23	CONSENT OF J.D. CLOUD & CO. L.L.P.

We consent to the use in this registration statement on Form SB-2 of our report, dated February 4, 2005, relating to the consolidated financial statements of Advant-e Corporation and Subsidiary as of December 31, 2004 and 2003 and for the years then ended. We also consent to the reference to our Firm under the caption “Experts” in such registration statement.

/s/ J.D. Cloud & Co. L.L.P.

Cincinnati, Ohio

September 21, 2005